UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2014

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                         Submission of Matters to a Vote of Security Holders.

On May 2, 2014, the Company held its 2014 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected the nominees for director, approved the compensation of the Company’s named executive officers, and ratified the selection of Ernst & Young as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014.  The nominees and the other proposals are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders elected three directors to the Board to serve for a three year term until the 2017 annual meeting of stockholders.  The votes regarding this proposal are as follows:

	Votes For	Votes Withheld

Joseph H. Capper	13,320,946	2,396,691
Ronald A. Ahrens	13,298,912	2,418,725
Joseph A. Frick	13,321,015	2,396,622

Proposal 2

The Company’s stockholders approved the advisory vote on compensation of the Company’s named executive officers as follows.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain

15,316,449	248,318	152,870

Proposal 3

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain

18,994,305	3,702,401	23,175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

May 7, 2014	By:	/s/ Peter Ferola

		Name:	Peter Ferola
		Title:	Senior Vice President & Secretary